Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$409,490
Unrealized Gain (Loss) on Market Value of Futures	(9,123,920)
Dividend Income	8,592
Interest Income	87
ETF Transaction Fees	1,000
Total Income (Loss)	$(8,704,751)

Expenses
Investment Advisory Fee	$76,999
Audit fees	3,255
NYMEX License Fee	3,118
Legal fees	2,906
Brokerage Commissions	1,570
Non-interested Directors' Fees and Expenses	879
SEC & FINRA Registration Expense	620
Total Expenses	$89,347
Net Gain (Loss)	$(8,794,098)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 8/1/10	$160,989,834
Withdrawals (200,000 Units)	(7,970,881)
Net Gain (Loss)	(8,794,098)

Net Asset Value End of Period	$144,224,855
Net Asset Value Per Unit (4,000,000 Units)	$36.06

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502